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                                                                    EXHIBIT 99.3


                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "AGREEMENT") is dated as of September 30, 2001 between Stockwalk Group, Inc., a Minnesota corporation (the "Buyer"), James P. Stephenson (the "TRUSTEE"), solely in his capacity as trustee for the liquidation of the business of MJK Clearing, Inc., a Minnesota corporation (the "DEBTOR"), for the purchase and sale of all right, title, and interest of the Trustee in 1,000 shares (the "SHARES") of common stock, $100 par value per share, of Miller Johnson Steichen Kinnard, Inc. a Minnesota corporation (the "COMPANY"), representing all of the shares of capital stock of the Company in possession of the Trustee.

                                    RECITALS

         Subject to the terms and conditions of this Agreement, the Trustee desires to sell all right, title, and interest of the Trustee in the Shares to the Buyer in consideration for the payment set forth herein.

         The Buyer desires to acquire from the Trustee all right, title, and interest of the Trustee in the Shares upon the terms and conditions of this Agreement.

                                    AGREEMENT

           Accordingly, the parties hereby agree as follows:

                                    ARTICLE I
                            TERMS OF THE TRANSACTION

         1.1 Purchase and Sale of the Shares. Subject only to the entry of an order by the United States Bankruptcy Court for the District of Minnesota approving the purchase and sale of the Shares (the "ORDER"), the Trustee hereby sells, transfers, and assigns to the Buyer all right, title, and interest of the Trustee in the Shares.

         1.2 Purchase Price and Payment. As the purchase price for all right, title, and interest of the Trustee in the Shares, the Buyer shall pay $3.2 million to the Trustee on the date of the Order. In order to effect such payment, the Buyer hereby absolutely, unconditionally, and irrevocably, subject only to entry of the Order, authorizes the Trustee to withdraw such amount from the account of the Buyer maintained at the Debtor.

         1.3 Certificate for Shares. The Debtor has conditionally reflected the transfer of the Shares to the Buyer on the stock records of the Company and, at the request of the Buyer, has conditionally delivered such certificate, registered in the name of the Buyer to the Trustee, as pledgee and secured party, as more fully provided in Section 4.3. The only condition to final entry of such transfer on the stock records of the Company and final delivery to the Trustee of the certificate representing the Shares is the entry of the Order.


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         1.4 Trustee Letter. In consideration of the purchase of all right, title, and interest of the Trustee in the Shares by the Buyer, the Trustee has executed and delivered to the Buyer, simultaneously with the execution and delivery of this Agreement, the letter attached as Exhibit A hereto.

         1.5 Further Assurances. From time to time after the date hereof, each party shall, at the request of the other and without further consideration, execute and deliver such other documents and instruments and take such other actions as the requesting party may reasonably require to give effect to the transactions contemplated hereby.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         2.1 Sophistication. The Buyer acknowledges that its subsidiaries are engaged in the securities business and that it understands the risks presented by the transactions contemplated hereby. The Buyer further acknowledges that, as an affiliate of the Company until September 27, 2001, it has substantial knowledge concerning the Company and its financial condition and operations.

         2.2 SEC Matters. The violation of the minimum net capital and customer segregation requirements of the Securities and Exchange Commission (the "SEC") by the Debtor beginning on or about September 25, 2001 did not result from, directly or indirectly, any fraud, willful misconduct, or gross negligence of the Buyer or any of its officers or directors.

                                   ARTICLE III
                                    COVENANTS

         3.1 Trustee's Access. The Buyer shall cause to be provided to the Trustee such access to the facilities, books, records, and personnel of the Buyer and the Company as the Trustee may reasonably request in connection with the administration of the estate of the Debtor.

         3.2 Support Services. The Buyer shall provide such support services for SWS Securities, Inc. as SWS Securities may reasonably request from time to time in connection with the conduct of its clearing operations for the Assigned Accounts during the Transition Period (as such capitalized terms are defined in the Agreement dated as of the date hereof among SWS Securities, Inc., the Trustee, and the Securities Investor Protection Corporation). Without limiting the generality of the foregoing, during the Transition Period the Buyer shall maintain in good standing, without default on the part of the Buyer, the office lease for its Wayzata Boulevard facilities.

                                   ARTICLE IV
                       INDEMNITY, REMEDIES, AND COLLATERAL

         4.1 Indemnification. In the event of any misrepresentation or breach of warranty contained herein by the Buyer, or in the event of any breach of any covenant herein contained by the Buyer, the Buyer shall indemnify and hold harmless the Trustee from and against any loss, claim, damage, or liability resulting therefrom, and the Trustee shall be entitled to all remedies

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available to it at law or in equity. The foregoing indemnification obligation shall expire immediately upon judicial approval of the Trustee's final report and accounting of the affairs of the Debtor.

         4.2 Additional Remedies in Certain Events. In the event of a breach of warranty or misrepresentation by the Buyer with respect to the last sentence of
Section 2.2, the Trustee may, in its discretion, elect to rescind the purchase and sale of the Shares pursuant hereto.

         4.3 Collateral Security. Subject to the entry of the Order, to secure its indemnification obligations under Section 4.1, the Buyer hereby grants to the Trustee a security interest in, and hereby pledges to the Trustee, the Shares. In order to perfect such security interest and pledge, the Buyer has delivered the certificate for the Shares to the Trustee, as provided in Section 1.3, and has delivered to the Trustee a stock power for such Shares, executed in blank. Upon a default by the Buyer in any of its obligations hereunder, the Trustee may foreclose upon such security interest and pledge and/or exercise all voting power with respect to the Shares. This right of foreclosure shall not affect the other rights that the Trustee may have against the Buyer or the Company at law or in equity.

         4.4 Release of Collateral Security. Provided that the Trustee shall not have theretofore foreclosed on the Shares and that foreclosure proceedings are not then pending, the Trustee shall release the security interest and pledge on September 30, 2003.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 Amendment. This Agreement may be amended, modified, or supplemented only by written agreement of the Buyer and the Trustee.

         5.2 Waiver of Compliance. Any failure of a party to comply with any obligation, covenant, agreement, or condition herein, to the extent legally allowed, may be waived in writing by the other, but any such waiver or failure to insist upon strict compliance with the obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, the consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 5.2.

         5.3 Announcements. No party may issue any press release or make any public announcement relating to the subject matter hereof without the prior written approval of the other party, which may not be unreasonably withheld; provided, however, that a party may make any public disclosure it believes in good faith is required by applicable law or regulations or any listing agreement concerning its publicly traded securities.

         5.4 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service

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maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, return-receipt requested, postage prepaid and properly addressed, to the party as follows:

                  (1)      If to the Buyer:

                           Stockwalk Group, Inc.
                           5500 Wayzata Boulevard, Suite 800
                           Minneapolis, Minnesota 55416
                           Attention: Chief Executive Officer

                  (2)      If to the Trustee:

                           James P. Stephenson, Trustee
                           Faegre & Benson LLP
                           2200 Wells Fargo Center
                           90 South Seventh Street
                           Minneapolis, Minnesota 55402

         5.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned or delegated by any party without the prior written consent of the other party or parties. This Agreement is not intended to confer upon any other person except the parties any rights or remedies hereunder.

         5.6 Governing Law. This Agreement shall be governed by the laws of the State of Minnesota, without giving effect to choice-of-law principles, except for those provisions that may be governed by federal law. The parties agree that the United States Bankruptcy Court for the District of Minnesota shall have exclusive jurisdiction to hear any disputes between them arising out of this Agreement.

         5.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.8 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties in respect of the subject matter contained herein and supersedes all prior agreements and understandings among the parties with respect to that subject matter. There are no restrictions, promises, representations, warranties (express or implied), covenants, or undertakings of the parties, other than those expressly set forth or referred to in this Agreement.

         5.9 Severability. If any provision hereof is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall continue in full force and effect and shall in no way be affected or invalidated.

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In witness whereof, the parties have caused this Agreement to be executed as of the date first written above.

                                  STOCKWALK GROUP, INC.

                                  By    /s/ Eldon C. Miller
                                    --------------------------------------------
                                  Name: Eldon C. Miller
                                  Title: Chairman and CEO

                                  TRUSTEE

                                  /s/ J.P. Stephenson
                                  ----------------------------------------------
                                  James P. Stephenson, solely in his capacity as Trustee for the liquidation of the business of MJK Clearing, Inc.

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                               September 30, 2001


Eldon C. Miller
Stockwalk Group, Inc.
5500 Wayzata Blvd. Suite 800
Minneapolis, MN  55416

Dear Mr. Miller:

This letter is delivered in connection with that certain Stock Purchase Agreement dated as of September 30, 2001 (the "Agreement") between Stockwalk Group, Inc. ("Stockwalk") and James P. Stephenson (the "Trustee"), solely in his capacity as trustee for the liquidation of the business of MJK Clearing, Inc., a Minnesota corporation (the "Debtor").

The Trustee agrees that, upon approval of the Agreement by the Bankruptcy Court, the Trustee will permit Stockwalk to withdraw up to $1,500,000 from its account with the Debtor for the sole purpose of making a capital contribution to Miller, Johnson, Steichen, Kinnard, Inc. ("MJSK").

On October 31, 2001, if nothing in the Trustee's investigation under 15 U.S.C.
Section 78fff-1(d) has caused him to believe that any facts or circumstances exist which would support a claim by the liquidating estate of the Debtor (the "Estate") against Stockwalk or any officer or director of Stockwalk, the Trustee may determine, in his sole discretion, to permit Stockwalk to withdraw an additional $1,500,000 from its account at the Debtor for the sole purpose of making a capital contribution to MJSK.

On December 31, 2001, if nothing in the Trustee's investigation under 15 U.S.C.
Section 78fff-1(d) has caused him to believe that any facts or circumstances exist which would support a claim by the liquidating estate of the Debtor (the "Estate") against Stockwalk or any officer or director of Stockwalk, the Trustee may determine, in his sole discretion, to permit Stockwalk to withdraw an additional $1,500,000 from its account at the Debtor for the sole purpose of making a capital contribution to MJSK.

No such permitted withdrawals from Stockwalk's account at the Debtor shall result in, be construed as or operate as a waiver or release of any claims that the Trustee or the Estate has or may have against Stockwalk or prevent the Trustee from recovering such amounts from Stockwalk if the Trustee discovers facts or circumstances which would support a claim by the Trustee or the Estate against Stockwalk or any officer or director of Stockwalk.

                                        Sincerely,

                                        James P. Stephenson, solely in
                                        his capacity as trustee for the
                                        liquidation of the business of
                                        MJK Clearing, Inc.